PLEDGE AGREEMENT

     This Pledge Agreement, dated ________________ 2004, is by and between AMERICAN FIRE RETARDANT CORP, a Nevada corporation ("Pledgor") and ALFRED M.
                                                         -------
BAYER  and  DARLENE  BAYER (referred to as both "Pledgees" and "Pledgeholders").
                                                 --------       -------------

     A. Pledgor and Pledgees have entered into an Agreement for Purchase of Stock of even date with this Agreement (the "Stock Purchase Agreement") whereby
                                              ------------------------
Pledgees  have  agreed  to  sell  765  shares  of  common stock (the "Stock") in
                                                                      -----
ALCHEMCO,  INC.  (the  "Corporation"),  to Pledgor, WHICH CONSTITUTES ALL OF THE
                        -----------                 ----------------------------
OUTSTANDING COMMON STOCK OF THE CORPORATION.
-------------------------------------------

     B. As consideration under the Stock Purchase Agreement, Pledgor has agreed to deliver to Pledgees on the closing date as specified in the Stock Purchase Agreement (the "Closing Date") a Promissory Note in the amount of Three Million
                 ------------
Dollars ($3,000,000) (the "Promissory Note").
                           ---------------

     C.  The  parties  hereto  desire to enter into this Agreement to secure the payment of the obligations to Pledgees arising under the Promissory Note, including any interest, charges, expenses, costs, or attorneys fees associated with collection of amounts due under the Promissory Note (the "Obligations").
                                                                  -----------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

                                        I

                              TERMS AND CONDITIONS

     1.1     PLEDGE.  Pledgor  assigns  and pledges the Stock (the "Collateral")
                                                                    ----------
to  Pledgees  in  order  to  secure  the  Obligations.

     1.2     DEFAULT  EVENT.  An event of default under this Agreement ("Default
                                                                         -------
Event")  shall  be  deemed  to  have  occurred  upon:
-----

          (a) an event of default under the terms of the Promissory Note, including the return of any check delivered at or prior to the Closing Date OR
                                                                              --
AT  ANY  TIME  SUBSEQUENT  THERETO  by  Pledgor  for  insufficient  funds;
----------------------------------

          (b) if either Pledgor or the Corporation becomes a debtor subject to a proceeding under any chapter of the Bankruptcy Act, or other federal or state insolvency or bankruptcy act, which proceeding is not dismissed within thirty (30) days; has appointed a receiver or trustee to take possession of all or substantially all of its assets, which appointment is not terminated within thirty (30) days; or makes a general assignment for the benefit of its creditors, which assignment is not terminated within thirty (30) days; or

          (c) the breach or violation of any covenant or agreement contained in this Agreement which is not cured within thirty (30) days after written notice is given to Pledgor (the "Cure Period").

     Upon the occurrence of a Default Event, the Pledgeholder is directed to deliver the Collateral to the Pledgees unless, within the Cure Period, (a)
Pledgeholder is prohibited by order of a court of competent jurisdiction from delivering the Collateral, or (b) unless the Pledgeholder receives written notice from Pledgor stating that Pledgor has commenced an action in court prohibiting the delivery of the Collateral and a copy of the action is included with the notice, and an order is obtained from a court of competent jurisdiction prohibiting the delivery of the Collateral within sixty (60) days from the effective date of that notice. Pledgees' rights with respect to the Collateral are set forth in Article IV.

     1.3 TERMINATION OF AGREEMENT. This Agreement shall terminate upon the first to occur of the following:

          (a) The occurrence of a Default Event, in which case the Agreement shall terminate upon satisfaction of the Pledgeholder's obligations set forth in this Agreement; or

          (b) The payment of all Obligations in full and delivery of the Collateral to the Pledgor.

     Pledgeholder shall hold the Collateral until the Agreement is terminated. Except as provided in section 1.2, Pledgeholder shall redeliver the Collateral to Pledgor upon termination of this Agreement.

     In the event Pledgeholder receives conflicting notices from Pledgor and Pledgees, Pledgeholder may, in Pledgeholder's discretion, refuse to deliver the Collateral and may apply to a court of competent jurisdiction for a determination of the rights of the parties regarding the Collateral.

     1.4 DISPUTES CONCERNING DEFAULT EVENTS. In the event Pledgor is notified of a Default Event by Pledgees, Pledgor shall continue making payments under the Promissory Note. In lieu of paying Pledgees directly, Pledgor may, at its option, make payments into an escrow account to be created by Pledgor at International City Escrow in Long Beach, California for the purpose of holding funds on deposit until final determination of whether a Default Event has in fact occurred. Pledgor waives any rights of offset against amounts that it owes  under  the  Promissory  Note  or  this  Agreement.

     1.5     IRREVOCABLE  PROXY COUPLED WITH AN INTEREST. PLEDGOR AGREES TO SIGN
     ---     -------------------------------------------------------------------
AN  IRREVOCABLEPROXY  COUPLED WITH AN INTEREST IN THE FORM ATTACHED AS EXHIBIT A
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(THE  "PROXY").  PLEDGEHOLDER  WILLRETAIN  POSSESSION OF THE PROXY. IN THE EVENT
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PLEDGEHOLDER  IS  NOTIFIED  BY  PLEDGEES  OF  THE  OCCURRENCE OFA DEFAULT EVENT.
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PLEDGEHOLDER  IS  AUTHORIZED  TO  DELIVER  THE  PROXY  TO  PLEDGEES.
--------------------------------------------------------------------

                                       II

                           DESIGNATION OF PLEDGEHOLDER

     Pledgees  and  Pledgor hereby designate ALFRED M. BAYER ("Pledgeholder") to
                                                               ------------
act as Pledgeholder under the terms of this Agreement. In the event ALFRED M. BAYER for any reason fails to serve as Pledgeholder, DARLENE BAYER shall serve as Pledgeholder or, if she fails to so serve, the Pledgeholder shall be CHRISTINE DAVIES.

                                       III

                          INSTRUCTIONS TO PLEDGEHOLDER

     Pledgees  and  Pledgor hereby authorize and direct Pledgeholder as follows:

          (1)     To  hold  and  dispose  of  the  Collateral  AND  THE PROXY in
                                                               --------------
     accordance with the terms of this Agreement, and

          (2)     To  deliver  the  Collateral  AND THE PROXY in accordance with
                                                -------------
     Article I.

                                       IV

                                PLEDGEES' RIGHTS

     Upon  the  occurrence  of a Default Event, SUBJECT TO ANY RIGHTS TO CURE IN
                                                --------------------------------
SECTIONS 1.2(b) AND(c), then Pledgees shall have the right to take possession of
----------------------
and  sell or  otherwise  dispose of the Collateral AND TO EXERCISE VOTING RIGHTS
                                                   -----------------------------
UNDER  THE  PROXY.
-----------------

     In addition, Pledgees shall have all rights and remedies accorded under the California Commercial Code. The remedies granted to Pledgees in this Agreement are not exclusive and it is expressly understood that any remedies granted to Pledgees pursuant to this Article are cumulative and in addition to remedies now or hereafter permitted by law.

     The parties agree that the Obligations are recourse obligations of Pledgor, and Pledgees are not limited to the Collateral for satisfaction of the Obligations upon the occurrence of a Default Event.

     Any right conferred upon Pledgees by this Agreement may be exercised by either of Pledgees acting alone or by Pledgees acting jointly.

                                        V

                         INDEMNIFICATION OF PLEDGEHOLDER

     Pledgees and Pledgor, in consideration of Pledgeholder consenting to act hereunder, hereby agree that so long as Pledgeholder acts in accordance with
Article III, Pledgeholder shall in no event or circumstances be liable to them, or any of them, for any actions or inaction of Pledgeholder. Pledgees and Pledgor further agree that should Pledgeholder incur any liability to any other person or entity as a result of his actions or inaction as Pledgeholder, Pledgees and Pledgor, jointly and severally, shall indemnify Pledgeholder from any such liability.

                                       VI

                                    COVENANTS

     6.1 LIENS. Pledgor will not and will not allow Corporation to create, incur, assume or permit to exist any lien upon or with respect to any property or assets of any kind (tangible or intangible) of the Corporation whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Corporation) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC as in effect in any applicable jurisdiction or any other similar notice of lien under any similar recording or notice statute; provided that the provisions of this Section 6.1 shall not prevent the creation, incurrence, assumption or existence of the following (with such liens described below being herein referred to as "Permitted liens"):
                                                              ---------------

          (a) liens (other than any liens imposed by ERISA or pursuant to any environmental law) for taxes, assessments or governmental charges or levies not yet due or being contested in good faith;

          (b) liens imposed by law securing the charges, claims, demands or levies of landlords, carriers, warehousemen, mechanics, carriers and other like persons which were incurred in the ordinary course of business and which (A) do not, individually or in the aggregate, materially detract from the value of the property or assets of the Corporation or materially impair the use thereof in the operation of the business of the Corporation or (B) which are being contested in good faith by appropriate proceedings diligently pursued, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such lien;

          (c) liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default under Section 1.2;

          (d) liens (other than any liens imposed by ERISA or pursuant to any environmental law) not securing debt incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

          (e) liens existing on the Closing Date, in each case without giving effect to any extensions or renewals thereof;

          (f) liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

          (g) licenses, sublicenses, leases or subleases granted to third persons in the ordinary course of business not interfering in any material respect with the business of the Corporation;

          (h) any interest or title of a licensor, lessor or sublessor under any lease permitted by this Agreement;

          (i) liens created pursuant to one or more capital leases; provided that (A) each such lien serves only to secure the payment of debt arising under the related capital lease and (B) the lien encumbering the asset giving rise to each such capital lease does not encumber any other asset of the Corporation or its parent or any affiliate or subsidiary;

          (j) any purchase money security interest on any capital asset of the Corporation if such purchase money security interest attaches to such capital asset concurrently with the acquisition thereof and if the debt secured by such purchase money security interest does not exceed the lesser of the cost or fair market value as of the time of acquisition of the asset covered thereby; provided that no such purchase money security interest shall extend to or cover any property or asset of the Corporation other than the related asset; and

          (k) any lien arising out of the refinancing, extension, renewal or refunding of any debt of the Corporation secured by any lien permitted by this Section; provided that such debt is not increased and is not secured by any additional assets.

     6.2 LIMITATION ON DEBT. Pledgor will not and will not allow the Corporation to incur, create, assume or permit to exist any debt except:

          (a) debt of the Corporation outstanding on the Closing Date, without giving effect to any subsequent extension, renewal or refinancing thereof;

          (b) purchase money debt secured by liens permitted by this Agreement;

          (c) debt of the Corporation under (A) foreign currency exchange agreements entered into to manage foreign currency exchange risks and not for speculative purposes or (B) under raw materials hedging agreements entered into by the Corporation in the ordinary course of business;

          (d) capital lease obligations existing on the Closing Date, and capital lease obligations incurred after the Closing Date, to the extent permitted by this Agreement;

          (e) debt of the Corporation representing a refinancing, replacement or refunding of debt permitted by this Agreement; provided that the aggregate principal amount of such debt outstanding or available and the interest rate per annum payable by the Corporation with respect to such debt will not be increased, and the weighted average remaining life to maturity of such debt will not be decreased by reason of such refinancing, replacement or refunding; and

          (f)     debt  of  the  Corporation  not  otherwise  permitted  by this
     Section incurred after the Closing Date in an aggregate principal amount not to exceed $100,000 at any time outstanding; provided that (A) no Default Event shall have occurred and be continuing immediately before and immediately after giving effect to such incurrence, and (B) such debt is unsecured,

     6.3 CAPITAL EXPENDITURES. Pledgor will not and will not allow the Corporation to make any new expenditures for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in according with GAAP, including capital lease obligations) other than in the ordinary course of business.

     6.4     INVESTMENTS;  LINE  OF  BUSINESS.  Pledgor  agrees  that:

          (a) The Corporation will not hold, make or acquire any investment in any entity or business, except:

               (i)     the  Corporation may invest in cash and cash equivalents;

               (ii) the Corporation may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

               (iii) the Corporation may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

               (iv) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;


     provided  that the Corporation may not make any investment in margin stock.
     --------

          (b) The Corporation will not make any acquisition of assets other than in the ordinary course of business.

          (c) The Corporation will not enter into any joint venture or partnership agreement or arrangement or any other agreement or arrangement with any entity or other business involving the sharing of profits or joint or coordinated purchasing or distribution.

          (d) The Corporation will not establish, create or acquire any subsidiary.

          (e) The Corporation will not engage in any business other than the business in which it is engaged as of the Closing Date and activities directly related thereto and similar or related businesses.

     6.5     CONSOLIDATIONS,  MERGERS  AND SALES OF ASSETS. Pledgor agrees that:

          (a) The Corporation will not wind up, liquidate or dissolve its affairs or consolidate or merge with or into any other entity;

          (b) The Corporation shall not make any disposition of its assets except:

               (i) dispositions of inventory, or used, worn-out or surplus equipment, in each case in the ordinary course of business of the Corporation; and

               (ii) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment.

     6.6 DIVIDENDS. Pledgor agrees that the Corporation will not declare or pay any Dividends. 1.1

     6.7 TRANSACTIONS WITH AFFILIATES. Pledgor agrees that the Corporation will not, directly or indirectly, pay any funds to or for the account of, make any investment in, CONTRACT WITH, lease, sell, transfer or otherwise dispose of
                    -------------
any assets, tangible or intangible, to, or participate in, or effect any transaction with, any parent or affiliate of the Corporation; PROVIDED, HOWEVER,
                                                              ------------------
THAT  THE  CORPORATION  MAY, PURSUANT TO THE DECISION OF ITS BOARD OF DIRECTORS,
--------------------------------------------------------------------------------
TRANSFER  TO  ITS  PARENT FUNDS NOT IN EXCESS OF ITSNET INCOME AFTER TAXES. "NET
--------------------------------------------------------------------------------
INCOME  AFTER TAXES" SHALL BE DETERMINED ON A QUARTERLY BASIS, BEGINNINGWITH THE
--------------------------------------------------------------------------------
FOURTH  QUARTER  OF  2004.  BY  THE  CORPORATION'S  INDEPENDENT CERTIFIED PUBLIC
--------------------------------------------------------------------------------
ACCOUNTANT IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. AT LEAST
--------------------------------------------------------------------------------
FIFTEEN  (15)  DAYS  PRIOR  TO  ANYPROPOSED  CASH  TRANSFER  UNDER THIS SECTION.
--------------------------------------------------------------------------------
SHAREHOLDERS SHALL BE PROVIDED WITH WRITTEN NOTICE OF ANY PROPOSED CASH TRANSFER
--------------------------------------------------------------------------------
ALONG  WITH  THE CORPORATION'S FINANCIAL STATEMENT FOR THE QUARTERSUBSTANTIATING
--------------------------------------------------------------------------------
THE  NET  INCOME  AFTER TAXES FOR THE QUARTER, AS CERTIFIED BY THE CORPORATION'S
--------------------------------------------------------------------------------
CERTIFIEDPUBLIC  ACCOUNTANT.
---------------------------

     6.8 AMENDMENTS OF ORGANIZATIONAL AND OTHER DOCUMENTS. Pledgor agrees that the Corporation will not (i) amend, modify or supplement or consent to any amendment, modification or supplement of its articles or certificate of incorporation, its bylaws, or other applicable organizational documents or any agreements entered into by it with respect to its capital stock or other equity interests that is materially adverse to the Lenders or (ii) enter into any amendment, modification or waiver that is adverse in any respect to the Pledgees to any material contract as in effect on the Closing Date. The Corporation will promptly provide the Pledgees with copies of all amendments to the foregoing documents and instruments as in effect as of the Closing Date.

     6.9 SALE LEASEBACKS. Pledgor agrees that the Corporation will not, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which the Corporation has sold or transferred or is to sell or transfer to a third person or (ii) which the Corporation intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by the Corporation to another person in connection with such lease.

     6.10     NO  ADDITIONAL  STOCK.   PLEDGOR  AGREES THAT THE CORPORATION WILL
              ------------------------------------------------------------------
NOT  ISSUE  ANYADDITIONAL  CAPITAL  STOCK,  COMMON OR PREFERRED, ANY CONVERTIBLE
--------------------------------------------------------------------------------
SECURITIES,  ANY OPTIONS, OR OTHERWISETAKE ANY ACTION THAT WOULD HAVE THE EFFECT
--------------------------------------------------------------------------------
OF  DILUTING  THE  SHARES.
--------------------------

     6.11     TERMINATION  OF  CHRISTINE  DAVIES.    PLEDGOR  AGREES  THAT  THE
     ----     -----------------------------------------------------------------
CORPORATION  WILL  NOTTERMINATE  CHRISTINE  DAVIES WITHOUT CAUSE OR PROVIDE GOOD
--------------------------------------------------------------------------------
REASON  FOR  HER  TO TERMINATEEMPLOYMENT WITH THE CORPORATION, THE TERMS "CAUSE"
--------------------------------------------------------------------------------
AND  "GOOD  REASON"  HAVING  THE  MEANINGSASCRIBED  TO THEM UNDER THE EMPLOYMENT
--------------------------------------------------------------------------------
AGREEMENT  BETWEEN  THE  CORPORATION  AND  CHRISTINEDAVIES  BEING  SIGNED
-------------------------------------------------------------------------
CONTEMPORANEOUSLY  WITH  THIS  AGREEMENT.
-----------------------------------------

     6.12     DEBT  OBLIGATIONS.    PLEDGOR  AGREES THAT CORPORATION WILL REMAIN
     ----     ------------------------------------------------------------------
CURRENT  ON  ALLCORPORATE  DEBT  OBLIGATIONS.
---------------------------------------------

     6.13     CASH  MANAGEMENT  SUBJECT  TO  THE  TERMS  OF  THIS AGREEMENT, THE
     ----     ------------------------------------------------------------------
CORPORATION'S  CASHMANAGEMENT  SHALL  BE  SUBJECT  TO  THE  DISCRETION  OF  THE
-------------------------------------------------------------------------------
CORPORATION'S  BOARD  OF DIRECTORS; PROVIDED,HOWEVER, THAT ALL CHECKS, PAYMENTS,
--------------------------------------------------------------------------------
AND  TRANSFERS  SHALL  REQUIRE THE JOINDER OF CHRISTINE DAVIESDURING THE TERM OF
--------------------------------------------------------------------------------
THIS  AGREEMENT.
----------------

     6.14     INDEPENDENCE OF COVENANTS. All covenants contained herein shall be
     ----
given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default Event if such action is taken or condition exists.

                                       VII

                               GENERAL PROVISIONS

     7.1 ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties to this Agreement, arising out of or relating to this Agreement or the breach of this Agreement, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs.

     7.2 NOTICES. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when mailed by United States certified or registered mail, sent by facsimile message or by nationally recognized overnight delivery service addressed to the parties below, their successors-in-interest, or their permitted assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid. Any notice shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by overnight delivery or facsimile to, the address or facsimile number set forth below, unless such address or facsimile number is changed by notice to the other parties:

          PLEDGEES/PLEDGEHOLDER:

                                 Alfred M. Bayer
                                 1479  Cottonwood  Street
                                 Ontario, CA 91761

                                 Darlene  Bayer
                                 1479  Cottonwood  Street
                                 Ontario, CA 91761

          With a copy (which shall not constitute Notice) to:

                                 Beck  &  Christian
                                 23041 Mill Creek Drive
                                 Laguna Hills, CA  92653-1257
                                 Attention:  Gregory  M.  Beck
                                 Facsimile:  949-380-1128

          PLEDGOR:               American  Fire  Retardant  Corp.
                                 9316  WHEATLANDS  ROAD
                                 SANTEE.  CALIFORNIA  92071
                                 Attn:  ___________________________

     7.3 ASSIGNMENT. This Agreement shall be binding on and shall inure to the benefit of the parties, their respective heirs, legal representatives, successor and assigns.

     7.4 REMEDIES. None of the remedies provided for in this Agreement is intended to be exclusive, and each party shall have all other remedies now or hereafter existing at law or in equity or by statute or otherwise, and the election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

     7.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflicts of law principles. Pledgor agrees that any dispute or controversy arising out of this Agreement shall be adjudicated in a court located in California, and hereby submits to the exclusive jurisdiction of the courts of the State of California located in Riverside County, California.

     7.6 ENTIRE AGREEMENT. This Agreement and the documents specifically referred to in this Agreement or required to be delivered pursuant to the terms of this Agreement represent the entire agreement of the parties hereto with respect to the subject matter hereof superseding all prior agreements, understandings, discussions, negotiations and commitments of any kind. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived, except in a writing signed by each of the parties affected thereby.

     7.7 SEVERABILITY. In the event that any provision or any part of any provision of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part hereof.

     7.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement in one or more counterparts, which, taken together constitute one agreement.

                                 PLEDGEES:


                                 ----------------------------------
                                 ALFRED  M.  BAYER


                                 ----------------------------------
                                 DARLENE  BAYER


                                 PLEDGOR:

                                 AMERICAN  FIRE  RETARDANT  CORP.,
                                 A  Nevada corporation

                                 By:
                                    -------------------------------


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